As filed with the Securities and Exchange Commission on July 17, 2000 Registration No. 333-

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                  FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                               FVC.COM, INC.

           Delaware                                       770357037
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                        ------------------------------

                            3393 Octavius Drive
                           Santa Clara, CA  95054
                               (408) 567-7200

                        ------------------------------

                1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                          1997 EQUITY INCENTIVE PLAN
                          1999 EQUITY INCENTIVE PLAN

                               Richard M. Beyer
                    President and Chief Executive Officer
                                 FVC.COM, INC.
                             3393 Octavius Drive
                            Santa Clara, CA  95054
                                (408) 567-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ------------------------------

                                  Copies to:

                          JULIE M. ROBINSON, ESQ.
                             COOLEY GODWARD LLP
                     4365 EXECUTIVE DRIVE, SUITE 1100
                            SAN DIEGO, CA  92121


                       CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                             PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES                                               OFFERING                AGGREGATE              AMOUNT OF
TO BE REGISTERED            AMOUNT TO BE REGISTERED (1)      PRICE PER SHARE (2)      OFFERING PRICE (2)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share
                             2,100,000 shares                  $7.125-$11.617         $ 20,759,653.36            $ 5,481
---------------------------------------------------------------------------------------------------------------------------------

(1) Includes 100,000 shares issuable pursuant to the Registrant's 1997 Non-Employee Directors' Stock Option Plan, 500,000 shares issuable pursuant to the Registrant's 1997 Equity Incentive Plan, and 1,500,000 shares issuable under the 1999 Equity Incentive Plan (collectively, "the Plans").

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act of 1933, as amended, (the "Securities Act"). The price per share and aggregate offering price are calculated on the basis of
     (a) the weighted average exercise price of $ 11.617 for 1,290,392 shares subject to outstanding options granted under the 1999 Equity Incentive Plan and (b) $ 7.125, the average of the high and low sales prices of Registrant's Common Stock on July 12, 2000 as reported on the Nasdaq National Market for the remainder of the shares subject to the Plans registered hereunder.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of the following Registration Statements on Form S-8 filed with the Securities and Exchange Commission are incorporated by reference herein:

     1.  Registration Statement No. 333-51799 filed May 5, 1998;
     2.  Registration Statement No. 333-72533 filed February 17, 1999; and
     3.  Registration Statement No. 333-80721 filed June 15, 1999.


                                  EXHIBITS

EXHIBIT
NUMBER
     5.1   Opinion of Cooley Godward LLP.

     23.1  Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2  Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
           Registration Statement.

     24.1  Power of Attorney is contained on the signature pages.

     99.1  1997 Non-Employee Directors' Stock Option Plan, as amended.

     99.2  1997 Equity Incentive Plan, as amended.

     99.3  1999 Equity Incentive Plan, as amended.

                                       1.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on July 17, 2000.


                                    FVC.COM, INC.

                                    By: /s/ Richard M. Beyer
                                        -------------------------------------
                                        Richard M. Beyer
                                        President and Chief Executive Officer
                                        (PRINCIPAL EXECUTIVE OFFICER)


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Beyer and Truman Cole, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Ralph Ungermann
----------------------
Ralph Ungermann              Chairman of the Board                     July 17, 2000

/s/ Richard M. Beyer
----------------------
Richard M. Beyer             President and Chief Executive Officer     July 17, 2000
                             (PRINCIPAL EXECUTIVE OFFICER)

/s/ Truman Cole
----------------------
Truman Cole                  Chief Financial Officer                   July 17, 2000
                             (PRINCIPAL FINANCIAL AND
                              ACCOUNTING OFFICER)

/s/ Neal Douglas
----------------------
Neal Douglas                 Director                                  July 17, 2000


----------------------
Pier Carlo Falotti           Director                                  July 17, 2000

/s/ David A. Norman
----------------------
David A. Norman              Director                                  July 17, 2000

/s/ Robert Wilmot
----------------------
Robert Wilmot                Director                                  July 17, 2000

                                       2.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER
     5.1   Opinion of Cooley Godward LLP.

     23.1  Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2  Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
           Registration Statement.

     24.1  Power of Attorney is contained on the signature pages.

     99.1  1997 Non-Employee Directors' Stock Option Plan, as amended.

     99.2  1997 Equity Incentive Plan, as amended.

     99.3  1999 Equity Incentive Plan, as amended.


                                       3.